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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-84092 of Republic Airways Holdings Inc. of our report dated March 7, 2002 (June 4, 2002 as to the "Net Income (Loss) Available for Common Stockholders Per Share" section of Note 2) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Indianapolis, Indiana

July 1, 2002